                                                                     EXHIBIT 4.2

THIS LETTER OF TRANSMITTAL, INCLUDING THE ACCOMPANYING INSTRUCTIONS, SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Milacron Inc. (the "Company") is conducting a rights offering (the "Rights Offering") which entitles the holders of shares of the Company's common stock (other than any common stock received upon conversion of the Company's 6.0% Series B Convertible Preferred Stock) to receive 0.452 Rights (each, a "Right") for each share of common stock held of record as of 5:00 p.m., New York City
time, on     , 2004 (the "Record Date") (with the number of Rights granted to each such holder rounded up to the nearest whole number). Holders of Rights are entitled to subscribe for and purchase one share of common stock for each Right at a subscription price of $2.00 per share of common stock.

For a more complete description of the terms and conditions of the Rights
Offering, please refer to the Prospectus dated     , 2004 (the "Prospectus"),
which is incorporated herein by reference. Copies of the Prospectus are available upon request from Innisfree M&A Incorporated (1-877-825-8631 from within the U.S. and Canada; 1-646-822-7426 from other locations).

I hereby irrevocably subscribe for the number of shares of common stock indicated on this form upon the terms and conditions specified in the Prospectus relating thereto. Receipt of the Prospectus is hereby acknowledged.

PLEASE COMPLETE THE BACK IF YOU WOULD LIKE TO TRANSFER OWNERSHIP OR REQUEST SPECIAL MAILING.


1 SIGNATURE: This form must be signed by the registered holder(s) exactly as their name(s) appears on the certificate(s) or by the person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
--------------------------------------------------------------------------------
Signature of Stockholder                  Date              Daytime Telephone #

X
--------------------------------------------------------------------------------
Signature of Stockholder                  Date              Daytime Telephone #

--------------------------------------------------------------------------------

2.                            SUBSTITUTE FORM W-9

PLEASE CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER BY SIGNING BELOW.

If the Taxpayer ID Number printed above
is INCORRECT OR if the space is BLANK
write in the CORRECT number here.            [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]

UNDER penalties of perjury, I CERTIFY THAT:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), AND

2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service
(IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, AND

3. I am a U.S. person (including a U.S. resident alien).

CERTIFICATION INSTRUCTIONS. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

Signature:                                     Date:
--------------------------------------------------------------------------------

                      SEE INSTRUCTIONS ON THE REVERSE SIDE


3. [ ] SHARES TO SUBSCRIBE                     [ ] [ ] [ ] [ ] [ ] [ ] [ ] [ ]
                                                        WHOLE SHARES

ENCLOSED IS MY CHECK FOR $
                          ------------------------------------------------------

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4.

------------------------------------                   -------------------------
   SUBSCRIPTION CERTIFICATE NUMBER                            CUSIP NUMBER


------------------------------------                   -------------------------
              RIGHTS                                       RECORD DATE SHARES

                                  MILACRON INC.
                  SUBSCRIPTION CERTIFICATE FOR RIGHTS OFFERING
                                 [       ], 2004

A. Number of shares of common stock subscribed for through the subscription privilege (not to exceed one share of common stock for each Right held):
                              Shares of Common Stock
      ------------------------

B.    Total Subscription Price (line A multiplied by $2.00): $
                                                              ------------------
C.    Method of Payment, check (1) or (2).

      [ ] (1) Certified check, bank draft or money order payable to Mellon Investor Services LLC or

      [ ] (2) Personal check payable to Mellon Investor Services LLC, received at least five business days before the expiration date of the Rights Offering. IF YOUR FUNDS DO NOT CLEAR YOUR BANK AT OR PRIOR TO 5:00 P.M.,
      NEW YORK CITY TIME, ON        , 2004, YOUR REQUEST FOR SHARES OF COMMON
      STOCK WILL NOT BE ACCEPTED.

--------------------------------------------------------------------------------
   FOR MORE INFORMATION AND TO REQUEST ADDITIONAL COPIES OF THE PROSPECTUS OR
            ANCILLARY DOCUMENTS, CONTACT INNISFREE M&A INCORPORATED,
               501 MADISON AVENUE, 20TH FLOOR, NEW YORK, NY 10022

                        SHAREHOLDERS CALL: 1-877-825-8631 (Toll-free from within
                                           the U.S. and Canada)

                                           1-646-822-7426 (From other locations)

                        BANKS AND BROKERS CALL COLLECT: 1-212-750-5833

                   WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

BY MAIL:                               BY OVERNIGHT COURIER:                      BY HAND:
Milacron Inc.                          Milacron Inc.                              Milacron Inc.
c/o Mellon Investor Services LLC       c/o Mellon Investor Services LLC           c/o Mellon Investor Services LLC
Attn: Reorganization Dept.             Attn: Reorganization Dept.                 Attn: Reorganization Dept.
P.O. Box 3301                          85 Challenger Road                         120 Broadway, 13th Floor
South Hackensack, NJ 07606             Mail Drop - Reorg                          New York, NY 10271
                                       Ridgefield Park, NJ 07660

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON     , 2004 AND
THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.

5.                      SPECIAL TRANSFER INSTRUCTIONS

If you want your Milacron Inc. common stock and          SIGNATURE GUARANTEE MEDALLION
any refund check to be issued in ANOTHER NAME,
fill in this section with the information for
the NEW account name.


---------------------------------------------      -----------------------------------------
Name (Please Print First, Middle & Last Name)      (TITLE OF OFFICER SIGNING THIS GUARANTEE)


---------------------------------------------      -----------------------------------------
      Address       (Number and Street)                (NAME OF GUARANTOR - PLEASE PRINT)


---------------------------------------------      -----------------------------------------
            (City, State & Zip Code)                       (ADDRESS OF GUARANTOR FIRM)


---------------------------------------------      -----------------------------------------
(Tax Identification or Social Security Number)

6.     SPECIAL MAILING INSTRUCTIONS

Fill in ONLY if mailing to someone other than the registered holder(s) or to the registered holder(s) at an address other than that shown on the front of this card.
Mail certificate(s) and any check(s) to:



----------------------------------------------
 Name (Please Print First, Middle & Last Name)



----------------------------------------------
       Address       (Number and Street)



----------------------------------------------
           (City, State & Zip Code)



   COMPLETE ALL APPLICABLE SECTIONS OF THIS FORM USING THE INSTRUCTIONS BELOW.

1.    Sign and date Box 1 and include your daytime phone number.

2. PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER ID OR SOCIAL SECURITY NUMBER if you are a U.S. Taxpayer. If the Taxpayer ID or Social Security Number is incorrect or blank, write the correct number in Box 2 and sign to certify. Please note that Mellon Investor Services LLC may withhold 28% of your proceeds as required by the IRS if the Taxpayer ID or Social Security Number is not certified on our records. If you are a non-U.S. Taxpayer, please complete and return form W-8BEN.

3. Place an [x] in the box and fill in the number of whole shares of common stock (if any) you wish to subscribe for under your subscription privilege. (Limited to one share of common stock per Right.)

4. Subscription certificate and calculation section for determining your total subscription price.

5. If you want your Milacron Inc. common stock to be issued in another name, complete the Special Transfer Instructions in Box 5. Signature(s) in Box 5 must be medallion guaranteed.

6. Fill in Box 6 if common stock certificate(s) and any check(s) should be mailed to someone other than the registered holder(s) or to the registered holder(s) at an address other than that shown on the front of this card.














THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON         , 2004
AND THIS SUBSCRIPTION CERTIFICATE IS VOID THEREAFTER.